Exhibit 23.4

                                      KPMG

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby give our consent to the incorporation by reference in this Registration Statement on Form F-3 of Cordiant Communications Group plc ("Cordiant") of our report dated April 1, 1999 with respect to the consolidated financial statements of Financial Dynamics Holdings Limited for the year ended December 31, 1998 and our report dated April 1, 1999 with respect to the financial statements of Financial Dynamics Limited for the year ended December 31, 1998, which reports are included in the Form 6-K of Cordiant dated September 25, 2000.

Yours faithfully

KPMG



London, England

September 25, 2000